UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 26, 2005

Technical Olympic USA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 26, 2005, the Board of Directors of Technical Olympic USA, Inc. (the "Company") elected Tommy L. McAden to serve as a Director of the Company and also promoted Mr. McAden to the position of Executive Vice President of the Company. Mr. McAden will serve on the Board Executive Committee, which he previously served on as a non-director management representative. A copy of the press release announcing Mr. McAden's election to the Board of Directors is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. McAden was not selected as a Director of the Company pursuant to any arrangement or understanding between Mr. McAden and any other person, and there have been no transactions between Mr. McAden and the Company or any of its subsidiaries that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release, dated May 26, 2005, of Technical Olympic USA, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Olympic USA, Inc.

May 31, 2005	By:	Beatriz L. Koltis

Name: Beatriz L. Koltis
Title: Associate General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 26, 2005, of Technical Olympic USA, Inc.